                                                                       Exhibit 2
                                                                       ---------
                           STOCK PURCHASE AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION



                                     among

                          Software Technology, Inc.,

                           Monogenesis Corporation,

                          Joseph Walker & Sons, Inc.

                                      and

                           Shareholders of Software
                               Technology, Inc.



                            Dated:  December 15, 1995

                            STOCK PURCHASE AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                             ----------------------

     This Stock Purchase Agreement and Plan of Reorganization (the "Agreement") is entered into as of this 15th day of December, 1995 by and among Software Technology, Inc., a Florida corporation ("STI"); Monogenesis Corporation, a Delaware corporation ("Monogenesis"); Joseph Walker & Sons, Inc., a Delaware corporation ("JWSI"); and the persons listed on Schedule 1.1 that are currently shareholders of STI (collectively referred to as the "Shareholders").

     WHEREAS, Monogenesis will create a Delaware corporation (the "Holding Company"), which will acquire all of the issued and outstanding shares of stock of STI in a stock for stock exchange;

     WHEREAS, the Holding Company will have four classes of stock authorized:
Common Shares, Class B Common Shares, Class D Common Shares and Preferred Shares as well as common stock purchase warrants as described below;

     WHEREAS, STI has authorized 800,000 shares of common stock, 593,182 of which are issued and outstanding and 175,218 of which are treasury shares and will have outstanding warrants to purchase 95,839 shares of common stock of STI;

     WHEREAS, the Shareholders own all of the issued and outstanding stock of STI and desire to exchange their stock in STI for stock in the Holding Company, in the ratio of one Class B Common Share and five Common Shares of the Holding Company for each share of common stock of STI;

     WHEREAS, prior to the Closing Date, STI will distribute to the each Shareholder warrants to purchase 1,124 shares of common stock of STI for each 10,000 shares of common stock of STI held by such Shareholder (rounded to the nearest whole share);

     WHEREAS, prior to the Closing Date, JWSI will purchase, and STI will issue to JWSI, warrants to purchase 29,166 of its common stock;

     WHEREAS, the Shareholders and JWSI will own all of the outstanding warrants to purchase shares of stock of STI and desire to exchange such warrants for Common Stock Purchase Warrants (the "Warrants") to purchase Common Shares of the Holding Company (which Warrants will be exercisable for thirty-six months and have an exercise price of $3.00 per share) in the ratio of six Warrants for each warrant to purchase one share of common stock of STI;

     WHEREAS, prior to the Closing Date (as hereinafter defined), Monogenesis will purchase, and the Holding Company will issue to Monogenesis, 300,000 of its Common Shares at a purchase price of $0.01 per share together with 425,000 Warrants at a purchase price of $0.01 per Warrant;

     WHEREAS, prior to the stock for stock exchange, the Holding Company (and
STI) will file a registration statement (the "Registration Statement") registering 1,875,051 of the Common Shares to be issued to the Shareholders, all of the Common Shares and all of the Warrants to be issued to Monogenesis and JWSI and all of the Common Shares underlying the Warrants pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, on the Closing Date, Monogenesis will authorize its transfer agent to distribute to Monogenesis shareholders 125 Common Shares of the Holding Company and 200 Warrants of the Holding Company for each share of stock of Monogenesis held;

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

                                   ARTICLE I
                                   SECURITIES

     1.1 EXCHANGE OF SECURITIES. Subject to the terms and conditions hereinafter set forth, on the Closing Date (as defined below), the Holding Company shall cause to be issued and delivered to the Shareholders and JWSI the class and the number of shares of stock of the Holding Company (the "Shares") and the number of Warrants set forth opposite their names on Schedule 1.1, which is attached hereto and made a part hereof, in exchange for which the Shareholders and JWSI shall deliver to the Holding Company all of the issued and outstanding stock and warrants of STI.

     1.2 SHAREHOLDER AND JWSI WARRANTS. Prior to the exchange of securities described in Section 1.1 above, STI shall distribute to each Shareholder warrants to purchase 1,124 shares of its common stock for each 10,000 shares of common stock of STI held by such Shareholder (rounded to the nearest whole share). In addition, STI shall sell to JWSI warrants to purchase 29,166 of its shares of common stock.

     1.3 ISSUANCE OF SECURITIES TO MONOGENESIS. Prior to the exchange of securities described in Section 1.1 above, the Holding Company shall issue to Monogenesis 300,000 Common Shares upon



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receipt of the purchase price of $0.01 per share and 425,000 Warrants (in substantially the form attached hereto as Exhibit 1.3) upon receipt of the purchase price of $0.01 per share.

     1.4 REGISTRATION STATEMENT. The Holding Company and STI shall prepare and file the Registration Statement pursuant to the 1933 Act registering a total of 3,175,079 Common Shares and 1,000,028 Warrants, which constitute 1,875,051 of the 2,965,910 Common Shares to be issued to the Shareholders, the 400,032 Warrants to be issued to the Shareholders, the 300,000 Common Shares and 425,000 Warrants to be issued to Monogenesis, the 174,966 Warrants to be issued to JWSI and the 1,000,028 Common Shares underlying the Warrants. The Shareholders shall receive the registered shares as indicated on Schedule 1.1.

     1.5 DISPOSITIONS OF SHARES BY SHAREHOLDERS. The parties desire that this transaction qualify as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. In furtherance thereof, the Shareholders as a group (excluding the Software Technology, Inc. Restated Employee Stock Ownership Plan and Trust Agreement (the "ESOP")) shall not dispose of any shares of the Holding Company stock received in the exchange within five years of the exchange if such disposition would reduce the aggregate fair value of the Holding Company stock (measured as of the date of the exchange) retained by the Shareholders (including the ESOP) to an amount less than 50% of the aggregate fair value of all of STI's issued and outstanding stock immediately before the exchange, unless such Shareholder obtains an opinion of counsel reasonably satisfactory to the Holding Company that such transfer will not violate the continuity of shareholder interest requirement set forth in Treas. Reg. (S) 1.368-1. Any Shareholder wishing to dispose of any shares of the Holding Company stock received in the exchange shall provide written notice to the Holding Company, not less than five business days prior to the intended date of disposition, specifying the number of shares of which the Shareholder proposes to dispose.

                                   ARTICLE II
                                    CLOSING

     2.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the place and on such date and at such time within ten business days after the date on which all of the conditions set forth in Articles IX and X to each party's obligations hereunder have been satisfied or waived, as set forth in a written notice from Monogenesis at least five business days prior thereto; or on such other date and at such other time and place as STI and Monogenesis


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

may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

     2.2 ACTIONS AT THE CLOSING. At the Closing, the Shareholders shall deliver to the Holding Company and the Holding Company shall deliver to the Shareholders the shares and warrants to be exchanged in accordance with Section
1.1 of this Agreement. The Shareholders and JWSI shall deliver the certificates and agreements representing all of the issued and outstanding shares of stock and warrants of STI to the Holding Company in negotiable form or together with completed and executed stock powers transferring such shares and warrants to the Holding Company. Upon receipt of such shares and warrants, the Holding Company shall instruct the transfer agent to prepare and deliver certificates representing the Shares and the Warrants.

     2.3 HOLDING COMPANY DIRECTORS. As soon as practical after filing the Holding Company's Certificate of Incorporation, Monogenesis, as incorporator, shall designate those persons indicated by STI the initial Board of Directors of the Holding Company.

     2.4 SIMULTANEOUS ACTIONS. All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTS OF STI

     STI represents and warrants to Monogenesis, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     3.1 ORGANIZATION. STI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to own its property and carry on its business as it is now being conducted. STI is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary and each of such jurisdictions is listed on Schedule 3.1 attached hereto. Copies of the Articles of Incorporation and the Bylaws of STI, which have been furnished by STI to Monogenesis, are true and correct copies of said documents including all amendments to the date hereof. The offices and directors of STI are listed on
Schedule 3.1.


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

     3.2 CAPITALIZATION. STI has authorized 800,000 shares of Common Stock which have a par value of $0.01 per share. Of such shares, 593,182 are issued and outstanding and have been and will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2 hereto and as described herein, there is no: (i) outstanding security convertible into or exchangeable for Common Stock; (ii) option, warrant, put, call or other right to purchase or subscribe to Common Stock; or (iii) contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance or disposition of Common Stock or the issuance or disposition of any security convertible into Common Stock. STI's records reflect the ownership of all issued and outstanding shares of its stock as reflected on Schedule 1.1.

     3.3 SUBSIDIARIES. STI has no subsidiaries and owns no stock, partnership or other equity interest in any other entity.

     3.4 AUTHORITY. STI has full power to execute and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observation or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Articles of Incorporation or Bylaws of STI, or any indenture, agreement or other instrument to which STI is a party, or by which it is bound or by which any of its property is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by STI is required from any third party.

     3.5 FINANCIAL STATEMENTS. Schedule 3.5 attached hereto contains true and complete copies of the following (collectively, the "Financial Statements"):

           (a) the audited balance sheets of STI as of January 31, 1993, 1994 and 1995, and the related audited statements of earnings and retained earnings and cash flow for the fiscal years then ended, and notes related thereto; and

            (b) the unaudited balance sheet (the "Balance Sheet") of STI as of July 31, 1995 (the "Balance Sheet Date") and the related unaudited statement of earnings for the six months then ended, presented on a comparative basis with financial statements as of July 31, 1994, prepared by STI and accompanied by a certificate in the form of Exhibit 3.5 hereto executed by the persons indicated on said Exhibit.


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

The Financial Statements either eliminate or clearly disclose all transactions between STI, Shareholders and their affiliates. Except as otherwise noted in the Financial Statements, the Financial Statements are complete and present fairly the financial position of STI and the results of its operations as of the dates thereof and for the periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis.

     3.6   ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on Schedule
3.6 attached hereto, to the Best Knowledge (as defined in Section 3.19 below) of STI, at the Balance Sheet Date (i) the Company had no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed on the Balance Sheet, (ii) all reserves and allowances provided on the Balance Sheet were adequate for the purposes indicated therein and (iii) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board ("FASB")) which were not adequately provided for in the Balance Sheet.

     3.7 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 3.7 attached hereto, STI's business has operated in the ordinary course and there has not been (i) any adverse change in its condition (financial or otherwise), assets, liabilities, earnings or business; (ii) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred, or any transaction, contract or commitment entered into, other than items incurred or entered into (as the case may be) in the ordinary course of the business; (iii) any amendment or termination of a material contract, license, lease, commitment or other agreement to which STI is a party, except in the ordinary course of business and consistent with past practice; (iv) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property (as defined in Section 3.13 below) except sales of inventory in the ordinary course of business and consistent with past practice;
(v) any failure to operate its business in the ordinary course consistent with past practice, including, but not limited to, any failure to make capital expenditures or investments necessary to continue business in the ordinary course or any failure to pay trade accounts payable when due; or (vi) any dividend or other distribution declared or paid or any change in its Common Stock outstanding.

     3.8 TITLE TO ASSETS. STI has good and marketable title to all of its assets, free and clear of all mortgages, liens, pledges, charges, security interests, rights of way, options, rights of


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first refusal, conditions, restrictions or encumbrances of any kind or character, whether or not relating to the extension of credit or the borrowing of money (collectively, "Encumbrances"), except for (i) the Encumbrances disclosed in the Financial Statements or set forth on Schedule 3.8, and (ii) liens for taxes and governmental charges not yet payable without penalty or which STI is contesting in good faith by appropriate action and which are identified on Schedule 3.8 attached hereto (collectively, but only to the extent expressly so designated on such Schedule 3.8, the "Permitted Encumbrances"). There is no asset used or required by STI in the conduct of its business which is not either owned by it or licensed or leased to it, all of which licenses or leases are disclosed on Schedule 3.8.

     3.9 LITIGATION. Except as set forth on Schedule 3.9 attached hereto, there are no (i) audits, inspections, actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened against STI, whether at law or in equity, whether civil or criminal in nature or whether before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor, to the Best Knowledge of STI, does any basis exist therefor or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against STI. STI has made available to Monogenesis all documents and correspondence relating to matters referred to in Schedule 3.9.

     3.10 COMPLIANCE; GOVERNMENTAL AUTHORIZATION. (a) STI has complied with all federal, state, territorial, local or foreign laws, ordinances, regulations or orders applicable to its business or assets, including, by way of description, and not limitation, matters relating to the environment, anti-competitive practices, discrimination, employment, health and safety, taxes, issuance of securities, customs duties and requirements and foreign practices. Seller has all federal, state, territorial, local and foreign governmental licenses and permits necessary in the conduct of its business as presently conducted, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or threatened to revoke or limit any of them. Except as set forth on Schedule 3.10(a), such licenses, consents and permits shall not be affected in any respect by the transactions contemplated hereby.

           (b) As used in this Agreement, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including, without



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limitation, all oil and petroleum of any kind and in any form, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any applicable local, state, federal or foreign law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, and all comparable applicable state or local laws, orders and regulations, as any of the foregoing has heretofore been amended.

           (c) STI hereby warrants to Buyer that STI and the supervisory employees, officers and directors of STI have no knowledge of the presence, storage, disposition, generation, treatment, release or discharge of any Hazardous Substance on, under or about the assets owned by STI or the land and buildings on and in which STI currently conducts or previously conducted its operations except as set forth on Schedule 3.10(c).

     3.11  LABOR RELATIONS; EMPLOYEES.   Seller is in compliance with all
applicable federal, state, territorial, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. There is no unfair labor practice complaint against STI pending before any state, local or foreign agency. Except as set forth on Schedule 3.11 hereto, there is no labor strike, dispute, slowdown, stoppage or organizational effort or similar activity actually pending or, to the Best Knowledge of STI, threatened involving STI; no representation question exists respecting the employees of STI; and no collective bargaining agreement presently covers any employees of STI, nor is any currently being negotiated.

     3.12 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.12 attached hereto lists all "employee pension benefit" plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee welfare benefit" plans (as defined in Section 3(1) of ERISA) and any other qualified or non-qualified plans, programs or letters of commitment promising current or future benefits or deferred compensation (individually, a "Plan" and, collectively, the "Plans") maintained by STI. All Plans which are "employee pension benefit" plans are so indicated in Schedule 3.12. All reports, statements, returns and other information required to be furnished or filed with respect to the



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Plans have been furnished or filed, or both, and all required records have been maintained. There are no actions, suits or claims pending, or to the Best Knowledge of STI, threatened against, involving, or affecting any Plan. STI has no material liability, civil or criminal, under any provision of ERISA or any other applicable statute or rule of law with respect to the Plans.

           (b) There are no violations of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to employees of STI or any qualified beneficiaries of such employees.

     3.13 INTELLECTUAL PROPERTY. Set forth on Schedule 3.13 is a list and a brief description or identification of all intellectual property rights owned, leased or licensed by STI or used in connection with its business, including without limitation all patents, patent applications, trade names, fictitious or assumed names, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, patterns, inventions, trade secrets, proprietary processes and formulae, license agreements, and all other similar proprietary rights, whether patentable or unpatentable (collectively, the "Intellectual Property"). Except only as set forth on Schedule 3.13, STI is not a licensor or licensee in respect of any Intellectual Property. STI owns or possesses adequate licenses or other rights to use all Intellectual Property necessary to conduct its business as now operated and all of such Intellectual Property is owned outright by STI except as is otherwise specifically noted on
Schedule 3.13. To the Best Knowledge of STI, there is no infringement, misappropriation or other misuse being made by any other party of the Intellectual Property. No claim is pending or threatened to the effect that the present or past operations of STI infringe or conflict with the asserted rights of others in respect of any Intellectual Property, and no claim is pending or threatened to the effect that any of such Intellectual Property is invalid or unenforceable.

     3.14 ACCOUNTS AND NOTES RECEIVABLE. All unpaid accounts and notes receivable outstanding at the date hereof constitute, and those outstanding at the Closing Date will constitute, valid and enforceable claims arising in bona fide transactions in the ordinary course of business, except as enforceability is limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors rights generally. Except as set forth in Schedule 3.14 or reserved against in the Final Balance Sheet, there is (i) no account or note debtor who has refused or threatened to refuse to pay its obligations or who has or threatened to set-off such



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obligations for any reason, (ii) no account or note debtor who is to STI's Best
Knowledge insolvent or bankrupt and (iii) no account or note receivable pledged to any third party. The reserves and allowances provided for on the Balance Sheet have been established on the basis of historical experience in accordance with generally accepted accounting principles. To the Best Knowledge of STI, no material customer of STI is currently a debtor in any proceeding under the Federal Bankruptcy Code or other similar law except as specifically described in
Schedule 3.14, in which is also set forth the amount of such customer's payments to STI during the ninety days prior to the bankruptcy filing and the amount of any preference claims pending or threatened against STI.

     3.15 INVENTORIES. The inventories of STI are, and at the Closing Date will be, (i) of a quantity which is reasonable in the circumstances of STI; and
(ii) of a quality which is substantially similar to the historical quality of STI's inventory.

     3.16 TAX MATTERS. For purposes of this Agreement, the term "Taxes" means all taxes of any kind or nature, including but not limited to federal, state, local and foreign income taxes, withholding taxes, branch profit taxes, gross receipts taxes, franchise taxes, sales and use taxes, business and occupation taxes, property taxes, VAT, custom duties or imposts, stamp taxes, excise taxes, payroll taxes, intangible taxes and capital taxes and any penalties or interest thereon. STI has filed within the time and in the manner prescribed by law all tax returns and reports required to be filed by it under the laws of the United States and each state or other jurisdiction in which it conducts business activities requiring the filing of tax returns or reports. STI has paid or set up adequate reserves in the Balance Sheet in respect of all Taxes. Except as noted in Schedule 3.8, there are no tax liens, whether imposed by the United States, any state, local, foreign or other taxing authority, outstanding against STI or its assets. All Taxes and assessments that STI is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authorities or are, together with the payments due or to become due in connection therewith, duly reflected on the Balance Sheet in accordance with generally accepted accounting principles.

     3.17 BOOKS AND RECORDS. The books of account and other corporate financial records of STI are in all material respects complete and correct, have been maintained in accordance with good business practices and matters contained therein are appropriately and accurately reflected in the Financial Statements. The



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corporate record book of STI contains true and complete copies of all meetings of its shareholders and directors.

     3.18 DISPOSITION OF HOLDING COMPANY STOCK. STI is not aware of any present plan, intention or arrangement of any Shareholder or Shareholders to dispose of the Holding Company stock to be received hereunder which would reduce the aggregate fair value of the Holding Company stock (as measured as of the date of the exchange) retained by the Shareholders to an amount less than 50% of the aggregate value of all STI stock immediately prior to the exchange.

     3.19 DISCLOSURE. Neither this Agreement (including the Schedules and Exhibits attached hereto) nor any other document, certificate or statement furnished to Monogenesis by or on behalf of STI in connection with the transactions contemplated hereby, when considered in the aggregate with all other such documents, certificates or statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     3.20 BEST KNOWLEDGE OF STI. STI represents and warrants that each time a representation and warranty is based on "Best Knowledge" that STI has made a duly diligent investigation and inquiry.

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     Each Shareholder represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     4.1 AUTHORITY. Each Shareholder has full power and authority to execute and perform this Agreement and to exchange his shares of stock and warrants of STI upon the terms provided in this Agreement. The execution and delivery of this Agreement has been duly authorized by each Shareholder. Neither the execution nor delivery of this Agreement nor the performance, observation or compliance with its terms and provisions will violate any provision of law, any order of court or other governmental agency, or any indenture, agreement or other instrument to which any Shareholder is a party, or by which any of them is bound or by which any of their property is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by any Shareholder is required from any third party.



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     4.2   STOCK OWNERSHIP.  All of the Common Stock of STI is directly owned by the respective Shareholders, as indicated herein, free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal or other adverse claims of any kind except as set forth on Schedule 4.2 attached hereto. No person owns or has any beneficial interest in any Common Stock except Shareholders. Each Shareholder has good and marketable title to the shares and warrants being transferred by such Shareholder. No Shareholder has transferred or assigned, or entered into any agreement or understanding to transfer or assign, any of the Common Stock or warrants of STI or any of the voting rights pertaining to the shares except as set forth on Schedule 4.2 attached hereto.

     4.3 DISPOSITION OF HOLDING COMPANY STOCK. No Shareholder has any present plan, intention or arrangement to dispose of the Holding Company stock to be received hereunder which would reduce the aggregate fair value of the Holding Company stock (as measured as of the date of the exchange) retained by the Shareholders to an amount less than 50% of the aggregate value of all STI stock immediately prior to the exchange.

     4.4 INVESTMENT REPRESENTATIONS. (a) Each Shareholder has received such material information as has been requested for purposes of becoming fully familiar with the financial condition of STI and the expected condition of the Holding Company, the administration of their business affairs, and their prospects for future business.

           (b) Each Shareholder is fully aware and has been advised that the securities received pursuant to this Agreement are speculative in nature and that neither STI nor the Holding Company make any assurance whatever concerning the present or prospective value of the securities.

           (c) Each Shareholder understands that, with the exception of the 1,875,051 Common Shares and the Warrants which will be registered pursuant to the 1933 Act, the securities to be received by the Shareholders pursuant to this Agreement are not to be registered under the 1933 Act, on the ground that the securities are being issued and sold in a transaction not involving any public offering and that, consequently, the transaction is exempt from registration under the 1933 Act by virtue of the provisions of Section 4(2) thereof; nor are the securities to be registered under the securities laws of any state on the ground that the sale is exempt, or registration of securities is not required, under the securities laws of any states in which Shareholders reside.



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           (d) Each Shareholder understands that the reliance of STI and the
Holding Company upon the above exemptions is predicated in part on the representation of the Shareholders that such unregistered securities are being acquired for the account of the Shareholders with no present intention of reselling or otherwise distributing the same.

           (e) Each Shareholder understands that he or she will not be able to dispose of any shares acquired pursuant to this Agreement, except such shares as are registered as described in Article I, or any interest therein unless and until such shares or interests have been registered under the 1933 Act and applicable state securities laws or the Holding Company has received an opinion from counsel satisfactory to it that registration is not required in connection with such disposition. He or she understands that the Holding Company will prohibit transfers of the shares which are not registered as described in
Article I in the absence of registration or the mentioned opinion of counsel and a restrictive legend will be placed on the Class B Common Shares and on the Common Shares received by the Shareholders which are not registered as described in Article I reflecting these restrictions.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF MONOGENESIS

     Monogenesis represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     5.1 ORGANIZATION. Monogenesis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

     5.2 AUTHORITY. Monogenesis has the full power to execute and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observance or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of Monogenesis or any indenture, agreement or other instrument to which Monogenesis is a party, or by which it is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by Monogenesis is required from any third party.

     5.3   SHAREHOLDERS.  Monogenesis has in excess of 1,000 shareholders.

                                  ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF JWSI

     JWSI represents and warrants, all of which representations and warranties shall be true on the Closing Date and shall survive the Closing, that:

     6.1 ORGANIZATION. JWSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

     6.2 AUTHORITY. JWSI has the full power to execute and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate and other actions. Neither the execution nor delivery of this Agreement nor the performance, observance or compliance with its terms and conditions will violate any provision of law, any order of court or other governmental agency, the Certificate of Incorporation or Bylaws of JWSI or any indenture, agreement or other instrument to which JWSI is a party, or by which it is bound. No consent to the performance, observation or compliance with the terms and conditions of this Agreement by JWSI is required from any third party.

     6.3 OWNERSHIP OF WARRANTS. JWSI owns the warrants of STI to be exchanged hereunder free and clear of all liens, encumbrances, security interests, charges, pledges, options, restrictions on transfer, rights of refusal or other adverse claims of any kind. JWSI has good and marketable title to the warrants being transferred. JWSI has not transferred or assigned, or entered into any agreement or understanding to transfer or assign, any of the warrants.

                                  ARTICLE VII
                               COVENANTS OF STI

     STI hereby covenants and agrees with Monogenesis as follows:

     7.1 CONDUCT OF BUSINESS UNTIL CLOSING DATE. Except as permitted or required hereby or as Monogenesis may otherwise consent in writing, between the date hereof and the Closing Date, STI shall:

           (a) operate its business only in the usual, regular and ordinary manner as such business was conducted prior to the Balance Sheet Date and, to the extent consistent with such operation, use its best efforts to (i) preserve the present business organization intact, (ii) keep available the services of the present employees, and (iii) preserve the present business relationship with customers, suppliers and others having business dealings with it;

           (b) maintain all properties necessary for the conduct of the business, whether owned or leased, in substantially the same condition as they now are (reasonable wear and tear which are not such as to materially adversely affect operations and damage due to unavoidable casualty excepted);

           (c) neither (i) encumber, mortgage or voluntarily subject to lien, except for liens created pursuant to existing loan agreements, any of the properties or assets, (ii) convey, transfer or acquire any material asset or property other than in the ordinary course of business, nor (iii) except in the ordinary course of business, incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement; and

           (d) neither declare, set aside, pay or make any dividend or other distribution or payment on or in respect of shares of its stock, nor directly or indirectly redeem, retire, purchase or otherwise acquire any of its stock except annual dividends as historically paid.

     7.2 ACCESS TO PROPERTIES AND RECORDS. STI shall give to Monogenesis and its representatives reasonable access during normal business hours to STI's properties, personnel, books, tax returns, contracts, commitments and records and the right to make copies thereof. STI shall furnish to Monogenesis and such representatives all such additional documents and financial and other information as Monogenesis or its representatives may from time to time reasonably request and permit Monogenesis and such representatives to examine all records and working papers relating to the preparation, review and audits of STI's financial statements and tax returns.

     7.3 ADVICE OF CHANGES. Between the date hereof and the Closing Date, STI shall advise Monogenesis promptly in writing of any fact of which any STI becomes aware, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement.

     7.4 CONDUCT. Except as permitted or required hereby or as STI may notify Monogenesis in writing, STI shall not enter into any transaction, take any action, or fail to take any action, which would result in any of the representations and warranties of STI contained in this Agreement or in any Schedule or Exhibit hereto not being true and correct at and as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

     7.5 APPROVALS, CONSENTS. STI shall obtain in writing prior to the Closing Date all approvals, consents and waivers, required to be obtained by STI in order to effectuate the transactions con templated hereby, and shall deliver to Monogenesis copies thereof, reasonably satisfactory in form and substance to Monogenesis.

                                 ARTICLE VIII
                           COVENANTS OF MONOGENESIS

     Monogenesis hereby covenants and agrees with STI as follows:

     8.1 CONFIDENTIALITY; RETURN OF DOCUMENTS. Unless and until the transactions contemplated by this Agreement are consummated, Monogenesis shall keep in confidence all proprietary and financial information of STI, and shall not, except to the extent required by law or to the extent any such information is otherwise publicly available, without the prior written consent of STI, reveal any such financial or proprietary information to any third party other than securities regulatory authorities in connection with the Registration Statement or counsel, accountants or experts retained by Monogenesis who shall be bound by the same restrictions. If the transactions contemplated by this Agreement are not consummated, Monogenesis shall return to STI, at STI's request, all documents supplied to Monogenesis by STI pursuant to the provisions of this Agreement.

                                  ARTICLE IX
                   CONDITIONS TO OBLIGATIONS OF MONOGENESIS

     The obligation of Monogenesis to perform as provided in this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by Monogenesis in its sole discretion:

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of STI and Shareholders contained in this Agreement and in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing

Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall have been true and accurate in all material respects on and as of such date.

     9.2 PERFORMANCE OF AGREEMENTS. STI and Shareholders shall have performed and complied with all covenants, obligations and agreements to be performed or complied with, on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto, including, but not limited to, the transfer of the Shares to the Holding Company.

     9.3 STI'S CERTIFICATE. Monogenesis shall have received an accurate certificate, dated the Closing Date, of STI, satisfactory in form and substance to Monogenesis, certifying as to the fulfillment of the matters specified in Sections 9.1 and 9.2.

     9.4 SECRETARY'S CERTIFICATE. Monogenesis shall have received an accurate certificate, dated the Closing Date, of the Secretary or Assistance Secretary of STI, satisfactory in form and substance to Monogenesis, with respect to the resolutions adopted by the Board of Directors of STI approving this Agreement and the transactions contemplated hereby.

     9.5 CONSENTS, AUTHORIZATIONS. All consents, authorizations, orders or approvals of, and filings or registrations with and the expiration of all waiting periods imposed by, any third party, including, without limitation, any federal, state or local commission, board or other regulatory body, lender, lessor, licensor or supplier which are required for or in connection with the execution and delivery of this Agreement by STI and Shareholders and the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

     9.6 LEGISLATION. No federal, state or local statute, rule or regulation shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the business of STI or the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

     9.7 SHAREHOLDER AND JWSI WARRANTS. STI shall have distributed to each Shareholder warrants to purchase 1,124 shares of its common stock for each 10,000 shares of common stock of STI held by such Shareholder (rounded to the nearest whole share). STI shall have sold to JWSI warrants to purchase 29,166 if its shares of common stock.

     9.8 ISSUANCE, REGISTRATION AND DISTRIBUTION OF SHARES AND WARRANTS. The Holding Company shall have been formed and shall have taken all steps necessary to issue the Shares and Warrants in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 125 Common Shares and 200 Warrants of the Holding Company to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration Statement shall have been filed registering 1,875,051 of the Common Shares to be issued to Shareholders, all of the Common Shares to be issued to Monogenesis, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have become effective.

     9.9 GOOD STANDING CERTIFICATES. Monogenesis shall have received certificates acceptable to it from the Secretary of State of (i) the jurisdiction in which STI is incorporated, certifying that STI is in good standing under the laws of such jurisdiction and a certified copy of the Articles of Incorporation and all amendments, and (ii) each jurisdiction in which STI is qualified to do business as a foreign corporation, certifying that STI is so qualified and in good standing.

     9.10 INTERIM FINANCIALS. Monogenesis shall have received the unaudited balance sheet of STI as of the month-end immediately preceding the Closing Date (or the prior month-end if the Closing occurs prior to the tenth business day of a month), and the related unaudited statements of earnings, retained earnings and cash flows for the portion then ended of the fiscal year commencing February 1, 1995, presented on a comparative basis with financial statements of the same portion of the preceding fiscal year, prepared by STI and accompanied by a certificate in the form of Exhibit 3.5 attached hereto executed by the persons indicated on said Exhibit. Such statements for the fiscal year commencing February 1, 1995 shall not differ from those for the comparable period of the preceding fiscal year in any materially adverse respect.

     9.11 CASUALTY. There shall have not occurred any fire, flood, earthquake or other casualty to assets of STI resulting in a cost of repair or replacement of more than $25,000 in excess of applicable insurance coverage.

                                   ARTICLE X
            CONDITIONS TO OBLIGATIONS OF STI, SHAREHOLDERS AND JWSI

     The obligation of STI, Shareholders and JWSI to perform their obligations under this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions unless waived by STI, Shareholders and JWSI in their sole discretion:

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Monogenesis contained in this Agreement or in any Schedule or Exhibit hereto shall be true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions required or permitted hereby, and except that any such representation or warranty made as of a specified date (other than the date of this Agreement), shall have been true and accurate in all material respects on and as of such date.

     10.2 PERFORMANCE OF AGREEMENTS. Monogenesis shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement or any Schedule or Exhibit hereto.

     10.3 OFFICER'S CERTIFICATION. STI and Shareholders shall have received an accurate certificate, dated the Closing Date, of a duly authorized officer of Monogenesis, satisfactory in form and substance to STI and Shareholders, certifying as to the fulfillment of the matters specified in Sections 10.1 and 10.2.

     10.4 SECRETARY'S CERTIFICATE. STI and Shareholders shall have received an accurate certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Monogenesis, satisfactory in form and substance to STI and Shareholders, with respect to the resolutions adopted by the Board of Directors of Monogenesis approving this Agreement and the transactions contemplated hereby.

     10.5 CONSENTS, AUTHORIZATIONS. All consents, authorizations, orders or approvals of, and filings or registrations with, and the expiration of all waiting periods imposed by any third party, including without limitation, any federal, state or local commission, board or other regulatory body which are required for or in connection with the execution and delivery by Monogenesis of this Agreement and the consummation by Monogenesis of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect.

     10.6 LEGISLATION. No federal, state or local statute, rule or regulation shall have been enacted after the date of this Agreement which prohibits, restricts, delays or materially adversely affects the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions. No temporary restraining order or injunction shall be in effect, or threatened by a governmental agency, restraining the consummation of the transactions contemplated hereby.

     10.7 SHAREHOLDER AND JWSI WARRANTS. STI shall have distributed to each Shareholder warrants to purchase 1,124 shares of its common stock for each 10,000 shares of common stock of STI held by such Shareholder (rounded to the nearest whole share). STI shall have sold to JWSI warrants to purchase 29,166 if its shares of common stock.

     10.8 BOARD OF DIRECTORS OF THE HOLDING COMPANY. The Certificate of Incorporation or Bylaws of the Holding Company shall require that the Holding Company have the number of directors requested by STI, approximately 75% of which will be elected by the holders of the Class B Common Shares and approximately 25% of which will be elected by the holders of the Common Shares. The President of the Holding Company shall not be a director solely by holding such office, and shall only be a director of the Holding Company if otherwise elected by the shareholders of the Holding Company. In addition, the Shareholders shall have entered into a voting agreement pursuant to which the Shareholders agree to vote their Common Shares to elect directors, the number of which will be designated by STI prior to Closing, which are selected by a committee made up of the directors elected by the holders of Class B Common Shares who hold office immediately prior to the election.

     10.9 ISSUANCE, REGISTRATION AND DISTRIBUTION OF SHARES AND WARRANTS. The Holding Company shall have been formed and shall have taken all steps necessary to issue the Shares in accordance with this Agreement. Monogenesis shall have resolved to distribute to each of its shareholders 125 Common Shares and 200 Warrants of the Holding Company to be issued to Monogenesis for each share of stock of Monogenesis held by such shareholder. The Registration Statement shall have been filed registering 1,875,051 of the Common Shares to be issued to Shareholders, all of the Common Shares to be issued to Monogenesis, all of the Warrants and all of the Common Shares underlying the Warrants, and such Registration Statement shall have be become effective.

                                  ARTICLE XI
                                  TERMINATION

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

           (a) by STI or Monogenesis at any time after June 30, 1996; provided, however, that if the Registration Statement has not become effective and Monogenesis is diligently pursuing the registration of the Shares then Monogenesis may extend such date beyond June 30, 1996 to a date within ten business days of the effective date, but not later than December 31, 1996;

           (b) by Monogenesis, if the after tax earnings of STI do not equal an average of $50,000 per month for the period beginning immediately after the end of the last fiscal year and ending on the day prior to the effective date of the Registration Statement;

           (c) by Monogenesis, if there has been a violation or breach by STI or Shareholders of any material agreement, representation or warranty of any of them contained in this Agreement and such violation or breach has not been waived by Monogenesis, or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof; or

           (d) by STI, if there has been a violation or breach by Monogenesis of any material agreement, representation or warranty of Monogenesis contained in this Agreement and such violation or breach has not been waived by STI or, with respect to a violation or breach of an agreement, cured within ten business days after the receipt of written notice thereof.

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. The provisions of Sections 8.1,
13.1 and 13.2 shall survive any such termination.

                                  ARTICLE XII
                                INDEMNIFICATION

     12.1 INDEMNIFICATION. (a) STI and each Shareholder shall, jointly and severally, indemnify, defend and save Monogenesis harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Monogenesis and arising from a breach of any representation, warranty, covenant or agreement of STI or Shareholders contained in or made pursuant to this Agreement (including the Schedules and Exhibits attached hereto), or in any certificate, instrument or agreement delivered by STI or any Shareholder pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants', and other professional fees and expenses) incurred by Monogenesis in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this Section 12.1(a). No claim, demand, suit or cause of action shall be brought against STI under or pursuant to this
Section 12.1(a) with respect to the representations and warranties set forth in
Article IV hereof unless Monogenesis gives STI and Shareholders written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, Monogenesis shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement. Monogenesis, at its option and with at least two days advance notice to the affected party, may recover any such liability by setoff against payments otherwise required to be made by Monogenesis to such party pursuant to any agreement between Monogenesis and such party.

           (b) Monogenesis shall indemnify, defend and save STI and Shareholders harmless from, against, for and in respect of the following: (i) any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by STI or any Shareholder and arising from a breach of any representation, warranty, covenant or agreement of Monogenesis contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered by it pursuant hereto or in connection with the transactions contemplated hereby; and (ii) all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants', and other professional fees and expenses) incurred by STI or Shareholders in connection with any action, suit, proceeding, demand, investigation, assessment or judgment incident to any of the matters indemnified against under this Section 12.1(b). No claim, demand, suit or cause of action shall be brought against Monogenesis under or pursuant to this Section 12.1(b) unless such party gives Monogenesis written notice, with reasonable specificity, of the existence of any such claim, demand, suit or cause of action under this Agreement. Upon the giving of such written notice as aforesaid, such party shall have the right, in addition to all other remedies available to it, to commence legal proceedings for the enforcement of its rights under this Agreement.

     12.2 THIRD PARTY CLAIMS. With respect to claims resulting from the assertion of liability by third parties, the obligations and liabilities of the party responsible for indemnification (the "Indemnifying Party") hereunder with respect to indemnification claims by the party entitled to indemnity (the "Indemnified Party") shall be subject to the following terms and conditions: (i) the Indemnified Party shall give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in Section 11.1 hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known; and (ii) the Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party; provided, however, that if an Indemnified Party does not consent to a settlement proposed by the Indemnifying Party and accepted by the adverse third party, the liability of the Indemnifying Party shall be limited to the amount that would have been paid in such settlement.

     12.3 REMEDIES CUMULATIVE. The remedies provided for in this Article XII shall be cumulative and shall not preclude assertion by the Indemnified Party of any other rights or the seeking of any other remedies against the Indemnifying Party.

     12.4 RECOVERIES. In the event an Indemnified Party subsequently receives payment (including without limitation proceeds of insurance and payments on accounts receivable) with respect to a matter for which it has been fully indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay the amount of such payment up to the indemnification received, to the Indemnifying Party.

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.1 STRUCTURING FEE. Upon the execution of this Agreement, STI shall pay Monogenesis a nonrefundable structuring fee in the amount of $25,000.

     13.2 EXPENSES; TRANSFER TAXES. All fees, costs and expenses incurred by STI, Shareholders or Monogenesis in connection with, relating to or arising out of the preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, organizational costs of the Holding Company, fees of the transfer agent and legal and accounting fees and expenses, shall be borne by STI.

     13.3 BINDING EFFECT. This Agreement shall become binding and effective when executed by the parties hereto. This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that without relieving Monogenesis of any of its obligations under this Agreement, Monogenesis may assign this Agreement to any of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors, heirs, legal representatives, and assigns of the parties hereto. This Agreement constitutes an agreement among the parties hereto and none of the agreements, covenants, representations or warranties contained herein shall be for the benefit of any third party not a party to this Agreement.

     13.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the Schedules and Exhibits attached hereto) contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

     13.5 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.6 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by reputable overnight courier service for next business day delivery, or if sent by facsimile transmission, as follows:

     if to STI, to:                 Jeffrey C. Clift, President
                                    Software Technology, Inc.
                                    1225 Evans Road
                                    Melbourne, Florida 32904-2314
                                    Telephone: (407)723-3999
                                    Facsimile: (407)984-3559

     if to Monogenesis, to:         Scot D. Walker, President
                                    Monogenesis Corporation
                                    Drawer 88, Walker Creek Road
                                    Walker, West Virginia 26180-9948
                                    Telephone: (800)543-8620
                                    Facsimile: (800)543-8619

     if to Shareholders, to: their addresses set forth on the books of STI.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be effective on the date of receipt (or, if received on a non-business day, on the first business day after the date of receipt).

     13.7 PUBLICITY. The parties agree that, except as otherwise required by law, the issuance of any reports, statements or releases pertaining to this Agreement or the transactions contemplated hereby is subject to mutual consent.

     13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to its laws regarding conflicts of law).

     13.9 WAIVERS. Any provision of this Agreement may be waived only by a written instrument executed by the party to be charged with such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     13.10 DEFINED TERMS. Throughout this Agreement various terms have been defined by being enclosed in quotation marks, usually in parentheses, and used with their initial letters capitalized. Unless the context otherwise requires, such defined terms shall have their designated meaning whenever used in this Agreement or any attached schedules.

     13.11 FEES. If there is any litigation between the parties related to this Agreement or the transactions contemplated by this

Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                              SOFTWARE TECHNOLOGY, INC.


                              By:     ______________________________

                              Title:  ______________________________



                              MONOGENESIS CORPORATION


                              By:     ______________________________
                                      Scot D. Walker, President



                              JOSEPH WALKER AND SONS


                              By:     ______________________________

                              Title:  ______________________________



                              THE SHAREHOLDERS

                              Software Technology, Inc. Restated
                              Employee Stock Ownership Plan and
                              Trust Agreement


                              By:     ______________________________

                              Title:  ______________________________

                              ______________________________
                              Dean W. Boley


                              ______________________________
                              Daniel J. Stark


                              ______________________________
                              Don R. Riordan


                              ______________________________
                              Rudiger D. Lichti


                              ______________________________
                              Thomas O. Chewning


                              ______________________________
                              William K. Presley


                              ______________________________
                              Kenneth E. Zepf


                              ______________________________
                              Jack D. Dailey


                              ______________________________
                              Donald M. McKay


                              ______________________________
                              David R. Reading



EXBT_2.

                                  SCHEDULE 1.1

      HOLDING COMPANY STOCK AND WARRANTS TO BE ISSUED TO STI SHAREHOLDERS
      -------------------------------------------------------------------


                       RESTRICTED     REGISTERED       CLASS B     REGISTERED
        NAME          COMMON SHARES  COMMON SHARES  COMMON SHARES   WARRANTS
- -----------------------------------------------------------------------------
Dean W. Boley               352,095        117,365         93,892      63,318
- -----------------------------------------------------------------------------
Daniel J. Stark             351,547        117,183         93,746      63,222
- -----------------------------------------------------------------------------
Don R. Riordan              163,792         54,598         43,678      29,454
- -----------------------------------------------------------------------------
Rudiger D. Lichti           160,552         53,518         42,814      28,872
- -----------------------------------------------------------------------------
Thomas O. Chewning           37,684         12,561         10,049       6,780
- -----------------------------------------------------------------------------
William K. Presley            6,840          2,280          1,824       1,230
- -----------------------------------------------------------------------------
Kenneth E. Zepf               6,840          2,280          1,824       1,230
- -----------------------------------------------------------------------------
Jack D. Daily                 5,374          1,791          1,433         966
- -----------------------------------------------------------------------------
Donald M. McKay               3,750          1,250          1,000         672
- -----------------------------------------------------------------------------
David R. Reading              2,385            795            636         426
- -----------------------------------------------------------------------------
ESOP                            -0-      1,511,430        302,286     203,862
- -----------------------------------------------------------------------------
     TOTAL                1,090,859      1,875,051        593,182     400,032
- -----------------------------------------------------------------------------